COLLATERAL ADMINISTRATION AGREEMENT
August 3, 2018
BY AND AMONG
BANK OF AMERICA, N.A.
(ADMINISTRATIVE AGENT)
AND
BARINGS BDC SENIOR FUNDING I, LLC
(BORROWER)
AND
STATE STREET BANK AND TRUST COMPANY
(COLLATERAL ADMINISTRATOR)

THIS COLLATERAL ADMINISTRATION AGREEMENT is made and entered into as of August 3, 2018 by and among Administrative Agent, Borrower and Collateral Administrator (this “Agreement”).
RECITALS:
WHEREAS, Administrative Agent, Borrower and the Lenders from time to time a party thereto have entered into that certain Credit Agreement, dated as of even date herewith (as such agreement may be supplemented, amended or restated, the “Credit Agreement”); and
WHEREAS, Administrative Agent and Borrower have entered into that certain Security Agreement, dated as of even date herewith (as such agreement may be supplemented, amended or restated, the “Security Agreement”); and
WHEREAS, Administrative Agent and Borrower have agreed to enter into this Agreement to facilitate the transactions thereunder; and
WHEREAS, Collateral Administrator is authorized to act as a Bank and to maintain Deposit Accounts for its customers, and to act as a Securities Intermediary and maintain Securities Accounts on behalf of others; and
WHEREAS, Collateral Administrator has agreed to act as custodian of certain monies, securities and other documents on behalf of Administrative Agent and on behalf of Borrower as described herein.
NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, it is agreed as follows:
1.    DEFINITIONS
Any capitalized term not defined in this Agreement shall have the meaning ascribed to it in the Credit Agreement, except that in any event, the following terms will have the meanings ascribed to them in the UCC: “Accounts”; “Bank”; “Certificated Security” “Deposit Account”; “Entitlement Holder”; “Entitlement Order”; “Financial Asset”; “Financing Statements”, “General Intangibles”; “Investment Property”; “Money”; “Proceeds”; “Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; and “Uncertificated Security”.
“Administrative Agent” means Bank of America, N.A., as Administrative Agent under the Credit Agreement (or any other Loan Document), or any successor Administrative Agent.
“Asset” or “Assets” means any Collateral Asset and any other cash or Financial Asset owned by the Borrower.

“Authorized Persons” means a person described as provided in Paragraph 13(a) hereof.
“BBD Notice” means a written notice from the Administrative Agent to the Borrower and the Collateral Administrator stating that a Borrowing Base Deficiency exists, which notice will be effective upon delivery and remain in effect until rescinded in writing by the Administrative Agent.
“Borrower” means Barings BDC Senior Funding I, LLC, a Delaware limited liability company or its permitted successors and assigns under the Credit Agreement.
“Borrower Transaction Certifications” has the meaning specified in Paragraph 6(a).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, (i) New York, (ii) the state where the Administrative Agent’s office is located (which is initially North Carolina) or (iii) the state in which the Collateral Administrator’s office is located (which is initially the Commonwealth of Massachusetts).
“Cash Collateral Account” has the meaning specified in Paragraph 4(a).
“Clearing Corporation” means each of (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8‑102(a)(5) of the UCC.
“Clearing Corporation Security” means securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are “certificated securities” (as defined in Article 8 of the UCC) in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.
“Collateral Account” means each of the Securities Collateral Account and the Cash Collateral Account.
“Collateral Administrator” means State Street Bank and Trust Company and/or its permitted successors and assigns.
“Daily Report” means, as of any date, a report regarding the Assets as of such date substantially in the form as mutually agreed by the Administrative Agent and the Collateral Administrator from time to time in consultation with the Borrower.
“Deliver” or “Delivered” or “Delivery” mean the taking of the following steps:
(a)    in the case of each Certificated Security or Instrument (other than a Clearing Corporation Security), (i) causing the delivery of such Certificated Security or Instrument to the Intermediary or its affiliated nominee registered in the name of the Intermediary or its affiliated nominee or endorsed to the Intermediary or in blank, (ii) causing the Intermediary to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Collateral Account and (iii) causing the Intermediary to maintain continuous possession of such Certificated Security or Instrument;
(b)    in the case of each Uncertificated Security (other than a Clearing Corporation Security), (i) causing the Intermediary to be continuously registered as the registered holder of such Uncertificated Security on the books of the obligor thereof and (ii) causing the Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Collateral Account;
(c)    in the case of each Clearing Corporation Security, causing (i) the relevant Clearing Corporation to continuously credit such Clearing Corporation Security to the securities account of the Intermediary at such Clearing Corporation and (ii) the Intermediary to continuously identify on its books and records that such Clearing Corporation Security is credited to the relevant Collateral Account;
(d)    in the case of any Financial Asset that is maintained in book-entry form on the records of an FRB, causing (i) the continuous crediting of such Financial Asset to a securities account of the Intermediary at any FRB and (ii) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Collateral Account;
(e)    in the case of each Financial Asset (other than cash) not covered by the foregoing clauses (a) through (d), causing the transfer of such Financial Asset to the Intermediary in accordance with applicable law and regulation and causing the Intermediary to continuously credit such Financial Asset to the relevant Collateral Account;
(f)    in the case of cash, (i) causing the delivery of such cash to the Intermediary and (ii) causing the Intermediary to continuously credit such cash to the relevant Cash Collateral Account;
(g)    in the case of each General Intangible (including any participation interest that is not, or the debt underlying which is not, evidenced by an Instrument or Certificated Security), notifying the obligor and the administrative agent thereunder of the grant of the pledge to the Administrative Agent; and
(h)    in all cases, the filing of an appropriate Financing Statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.
“Delivered Assets” means with respect to (i) any Asset constituting cash, Investment Property or Financial Assets and any Required Collateral Documents related to such Asset and (ii) any other Asset, the Required Collateral Documents related such Asset.
“Dollar Equivalent” means, (a) with respect to any amount relating to a Loan, at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars at such time on the basis current spot rate determined by the Administrative Agent in a commercially reasonable manner and (b) with respect to any amount relating to any Asset, the amount denominated in Dollars as determined by the Collateral Administrator on the basis of the Spot Rate for the purchase of Dollars with such currency.
“Eligible Collateral Asset Information” has the meaning specified in Paragraph 7(a).
“Eligible Institution” means having (i) a combined capital and surplus of at least $200,000,000 (or the equivalent in any other currency) and (ii) a short-term rating of “P-1” and a long term rating of at least “A1” from Moody’s and a short-term rating of at least “A-1” and a long term rating of at least “A” from S&P (or, if no short-term rating from S&P, a long-term rating of “A+”).
“Excess Cash” means, as of any date of determination, the amount of cash, if any, which if excluded from the Borrowing Base and the Net Asset Value would not result in any Default under the Credit Agreement.
“FRB” means any Federal Reserve Bank.
“Indemnified Parties” has the meaning specified in Paragraph 10(a).
“Instruction” means any instruction to any Bank directing disposition of the funds in a Deposit Account maintained by such Bank or other instructions delivered to such Bank with respect to such Deposit Account.
“Instruments” means, collectively, with respect to the Borrower, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.
“Intermediary” means the Collateral Administrator, in its capacity as the entity maintaining a Collateral Account pursuant to this Agreement, whether as a Bank or as a Securities Intermediary.
“Notice of Exclusive Control” means, after the occurrence and continuance of an Event of Default, a written notice delivered by the Administrative Agent to the Collateral Administrator, in its capacity as Intermediary, that the Administrative Agent is thereby exercising exclusive control over the Collateral Accounts.
“Permitted Collateral Administrator Lien” has the meaning specified in Paragraph 4(d).
“Required Collateral Documents” means in the case of any Asset that is (a) a loan, electronic copies of a fully executed assignment agreement, a trade confirmation and any separate funding memorandum to which the assignor of such loan is a party with respect to such loan and to which the Borrower is the assignee, (b) a security, electronic copies of a trade confirmation or other evidence of the Borrower’s acquisition of such security.
“Securities Collateral Account” has the meaning specified in Paragraph 4(a).

“Spot Rate” means, for a currency, the rate determined by the Collateral Administrator to be the rate quoted by the Person acting in such capacity, initially State Street Bank and Trust Company, as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Collateral Administrator may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Trade Notices” means all daily trade reports or other notifications by the Borrower or Investment Adviser to the Collateral Administrator of new commitments to purchase or sell Assets.
“Transaction” has the meaning specified in Paragraph 6(a).
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
2.    SERVICES OF COLLATERAL ADMINISTRATOR
(a)    Appointment of Collateral Administrator. Administrative Agent hereby appoints Collateral Administrator as custodian to safekeep any Delivered Assets at any time transferred or delivered to and held by Collateral Administrator for or on behalf of Administrative Agent under this Agreement, and appoints the Collateral Administrator as its agent for the purposes set forth in this Agreement. Borrower hereby appoints Collateral Administrator to maintain and hold the Collateral Accounts for the benefit of Borrower as described in Paragraph 4, and to safekeep any Delivered Assets at any time transferred or delivered to and held by Collateral Administrator for or on behalf of Borrower under this Agreement, and appoints the Collateral Administrator as its agent for the purposes set forth in this Agreement.
(b)    Acceptance of Collateral Administrator. Collateral Administrator accepts the appointment and, subject to the terms and conditions of this Agreement, agrees to (i) receive Delivered Assets in the manner specified herein, for or on behalf of Administrative Agent (subject to Paragraph 4(c) below), to be held hereunder, and to hold, release or otherwise dispose of such Delivered Assets as hereinafter provided and (ii) maintain the Collateral Accounts in accordance with the terms of this Agreement.
(c)    Scope of Collateral Administrator’s Duties. Collateral Administrator’s duties hereunder shall continue until altered in writing by the parties hereto or until the termination of this Agreement. Collateral Administrator undertakes to perform only those duties as are expressly set forth in the Agreement and no covenant or obligation shall be implied in this Agreement against Collateral Administrator. Any reference herein to Collateral Administrator’s holding of Assets in an Account shall include the crediting of the same to such Account by Collateral Administrator.
(d)    Agents, Subcustodians and Securities Custody. Administrative Agent and Borrower authorize Collateral Administrator to utilize agents, subcustodians, depositories,

correspondent banks, and affiliates (collectively, “Subagents”) to process transactions and to hold the Delivered Assets, and to use any other means legally available to it for the retention, processing, or maintenance of the Delivered Assets; provided that (i) the Collateral Administrator shall not delegate the maintenance of the Deposit Account or Securities Account to any Subagent that is not an Eligible Institution as to which the Administrative Agent has given its prior written consent and (ii) the Collateral Administrator shall continue to be directly responsible for the performance of any duties performed through Sub-Agent to which the Administrative Agent has not given its prior written consent, not to be unreasonably withheld . References to “Collateral Administrator” hereunder shall be deemed to include any and all Subagents of Collateral Administrator to the extent that such Persons perform Collateral Administrator’s duties under this Agreement. The Collateral Administrator’s responsibility with respect to any property held by its Subagents with respect to which the Administrative Agent has consented as provided in this Section 2(d) is limited to the failure on the part of the Collateral Administrator to exercise due care in the selection, retention or monitoring of such persons in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any direct losses, damages, claims, costs, expenses or other liabilities (“Subagent Losses”) incurred by the Borrower, the Administrative Agent, the Lenders or the Assets as a result of the acts or the failure to act by any such Subagent with respect to which the Administrative Agent has consented as provided in this Section 2(d), the Collateral Administrator’s sole responsibility to the Borrower, the Administrative Agent and the Lenders shall be to take commercially reasonable action at the direction of the Administrative Agent to pursue claims for such Subagent Losses, from such Subagent and any recovery of such Subagent Losses (exclusive of reasonable and documented costs and expenses incurred by Collateral Administrator) shall be for the account of the Borrower. Notwithstanding the foregoing or any other provision of this Agreement, the Borrower and the Administrative Agent acknowledge and agree that the Collateral Administrator shall not be liable to the Borrower, Investment Adviser or any other party for any loss, damage, claim, cost, expense or other liability arising from the bankruptcy, insolvency or receivership of any such agent, subcustodian, depository, correspondent bank, or affiliate.
3.    REPRESENTATIONS AND WARRANTIES
Administrative Agent, Borrower, and Collateral Administrator each, as to itself, represents and warrants to the others as of the date hereof and as of each date that any Obligation is outstanding, the following:
(a)    Representations of Administrative Agent, Borrower and Collateral Administrator
(i)    It is duly incorporated or organized and existing under the laws of the jurisdiction of its incorporation or organization with requisite power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder.
(ii)    This Agreement and the performance of all transactions contemplated hereunder have been duly authorized, executed, and delivered in accordance with all requisite corporate, partnership or other organizational action, and this Agreement constitutes a valid, legal and binding obligation enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws, or by equitable principles relating to or limiting creditors' rights generally.
(iii)    The execution, delivery and performance of this Agreement and the transactions contemplated hereunder will not violate any agreement by which it is bound or by which any of its assets are affected, or its Organization Documents, or any statute, regulation, rule, order, or judgment applicable to it.
(b)    Further Representations of Borrower
Borrower further represents and warrants as to itself as of the date hereof and as of each date that any Obligation is outstanding, the following:
(i)    Borrower has the power and authority to enter into the transactions and to deliver and transfer the Assets delivered or transferred hereunder.
(ii)    All Assets delivered or transferred by Borrower to Collateral Administrator and all Assets delivered or transferred to Collateral Administrator by Administrative Agent will be delivered free, clear and unencumbered by any prior Lien, security interest, charge, claim or prior right of any third party, subject only to Permitted Liens.
(iii)    Borrower is executing this Agreement solely on its own behalf and will be effecting the transactions contemplated hereby as principal.
(c)    Further Representations of Collateral Administrator.
The Collateral Administrator further represents and warrants, the following as of the date hereof and as of each date that this Agreement has not been terminated:
(i)    The Collateral Administrator is a trust company organized under the laws of the Commonwealth of Massachusetts with an office at 1 Iron Street, Boston Massachusetts 02210, Attention: Structured Trust and Analytics (or at such other address of which the Collateral Administrator may notify the Borrower and Administrative Agent).
(ii)    (A) The Collateral Administrator, in its capacity as Intermediary, has established and is maintaining on its books and records the Securities Collateral Account and (B) the Securities Collateral Account is a Securities Account in respect of which the Collateral Administrator is a Securities Intermediary and the Borrower is the sole Entitlement Holder.
(iii)    (A) The Collateral Administrator, in its capacity as Intermediary, has established and is maintaining on its books and records the Cash Collateral Account and (B) the Cash Collateral Account is a Deposit Account in respect of which the Collateral Administrator is a Bank and the Borrower is the sole customer.

(iv)    Collateral Administrator, in its capacity as Intermediary, is a “Participant” in the book-entry system maintained by the United States Treasury and certain other agencies and instrumentalities of the United States through the Federal Reserve Banks as fiscal agents (within the meaning of 31 C.F.R. Part 357.2) and maintains a book-entry securities account with FRB and each Clearing Corporation through which it has a Security Entitlement in securities.
(v)    As of the date hereof, the Collateral Administrator is an Eligible Institution.
(d)    Continuing Warranty of Collateral Administrator. Collateral Administrator shall promptly notify Borrower and Administrative Agent in writing in the event any of Collateral Administrator’s representations hereunder shall be or become untrue or misleading in any material respect.
(e)    Further Representation of Administrative Agent. The Administrative Agent further represents and warrants as of the date hereof and as of each date that this Agreement has not been terminated, that it has the power and authority to enter into the transactions hereunder.
4.    ACCOUNTS
(a)    Establishment of Collateral Accounts. The Collateral Administrator, in its capacity as Intermediary, has, at the direction of the Borrower, established on or prior to the date hereof and will continue to maintain the following accounts. The accounts established by the Collateral Administrator, in its capacity as Intermediary, pursuant to this Section 4 may include any number of subaccounts deemed necessary for convenience in administering the Assets.
(i)    A segregated custody account entitled “Barings BDC Senior Funding I, LLC Securities Collateral Account,” with the account number set forth on Schedule B, identified as held for the benefit of the Borrower (together with any subaccounts related thereto, the “Securities Collateral Account”) and subject to the security interest of Administrative Agent, established as set forth herein, and maintained by the Collateral Administrator, in its capacity as Intermediary, as a Securities Intermediary. The Borrower shall cause to be Delivered to the Collateral Administrator, all Assets constituting Investment Property or Financial Assets that are owned by the Borrower or in which the Borrower has rights or interest, and upon receipt thereof, the Collateral Administrator shall cause such Assets to be credited to or deposited and held in the Securities Collateral Account.
(ii)    A deposit account entitled “Barings BDC Senior Funding I, LLC Cash Collateral Account,” with the account number set forth on Schedule B, identified as held for the benefit of the Borrower (together with any subaccounts related thereto, the “Cash Collateral Account”), and subject to the security interest of Administrative Agent, established as set forth herein, and maintained by the Collateral Administrator, in its capacity as Intermediary, as a Bank. The Borrower shall cause to be Delivered to the Collateral Administrator, all cash owned by the Borrower, and upon receipt, the Collateral Administrator shall cause such cash be credited to or deposited and held in the Cash Collateral Account.

(b)    Representations, Warranties and Covenants in Respect of the Collateral Accounts. The Collateral Administrator hereby represents, warrants and agrees as of the date hereof and as of each date that this Agreement has not been terminated:
(i)    The Collateral Administrator has not and will not prior to the termination of this Agreement change the names or account numbers of the Collateral Accounts without the prior written consent of the Administrative Agent and the Borrower (provided that any Collateral Account with respect to which the account number or designation has been so changed shall be considered a Collateral Account for purposes of this Agreement and the Security Agreement).
(ii)    Each item of property other than cash (whether investment property, a financial asset, a security or an instrument) credited to the Securities Collateral Account shall be treated as a Financial Asset; provided that nothing herein shall require the Collateral Administrator to credit to the Collateral Account or treat as a Financial Asset any Asset in the nature of a General Intangible or to “maintain” a sufficient quantity thereof (within the meaning of Section 8-504 of the UCC). Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (i) interests in bank loans or participations (collectively “Loan Assets”) may be acquired and delivered by the Borrower to the Collateral Administrator from time to time which are not evidenced by, or accompanied by delivery of, a Security or an Instrument, and may be evidenced solely by delivery of the Required Collateral Documents related to such Loan Asset, (ii) such Loan Asset shall be registered on the books and records of the applicable obligor or administrative agent of such Loan Asset in the name of the Borrower, and (iii) any duty on the part of the Collateral Administrator with respect to such Loan Asset (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan Asset for purposes of Section 8-504 of the UCC) shall be limited to the exercise of reasonable care by the Collateral Administrator in the physical custody of any such Required Collateral Documents that may be delivered to it. It is acknowledged and agreed that the Collateral Administrator is not under a duty to examine underlying credit agreements or loan documents to determine the validity or sufficiency of any Required Collateral Documents (and shall have no responsibility for the genuineness or completeness thereof), or for the Borrower’s title to any related Loan Asset.
(iii)    Other than this Agreement and customary agreements necessary to establish the accounts, there are no agreements entered into (and the Collateral Administrator will until the termination of this Agreement enter into no other agreements) between the Collateral Administrator and the Borrower with respect to the Collateral Accounts.
(iv)    It has not agreed and shall not agree with any third party that the Collateral Administrator shall comply with Entitlement Orders or Instructions concerning the Collateral Accounts originated by such third party without the prior written consent of (A) the Administrative Agent (except as otherwise expressly provided in this Agreement) and (B) except after receipt by the Collateral Administrator of a Notice of Exclusive Control that has not been rescinded by the Administrative Agent, the Borrower.

(v)     It has not entered into, and until the termination of this agreement will not enter into, any agreement purporting to limit or condition the obligation of the Collateral Administrator to comply with Entitlement Orders and Instructions concerning the Collateral Accounts as set forth in Paragraph 4(c) hereof.
(vi)    The Collateral Administrator shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant a third party interest in, any Collateral Account or any financial asset or credit balance carried therein.
(vii)    The Collateral Administrator shall as soon as is practicable notify the Administrative Agent and the Borrower if any person asserts or seeks to assert a Lien, encumbrance or adverse claim against any Collateral Account or any portion or all of the property credited to any Collateral Account.
(c)    Entitlement Orders; Instructions; Notice of Exclusive Control. Prior to the receipt of a Notice of Exclusive Control, the Collateral Administrator shall, subject to the restrictions in Paragraph 6 resulting from the effectiveness of a BBD Notice, comply with Entitlement Orders and Instructions concerning the Collateral Accounts from the Borrower or Investment Adviser given in accordance with this Agreement. Upon receipt by the Collateral Administrator of a Notice of Exclusive Control, the Collateral Administrator shall (i) cease complying with Entitlement Orders or Instructions concerning the Collateral Accounts originated by the Borrower, the Investment Adviser or any of their representatives, until such time, if any, as such Notice of Exclusive Control is subsequently rescinded by the Administrative Agent, and (ii) comply with Entitlement Orders and Instructions concerning the Collateral Accounts originated by the Administrative Agent, in each case without further consent, agreement or instruction by any other person, until such time, if any, such Notice of Exclusive Control is subsequently rescinded by the Administrative Agent. The Collateral Administrator shall be entitled to rely upon any Entitlement Order, Instruction or Notice of Exclusive Control concerning the Collateral Accounts that it reasonably believes to be from the Administrative Agent. The Administrative Agent shall promptly rescind any Notice of Exclusive Control not less than one Business Day after the related Event of Default under the Credit Agreement has been waived or cured in accordance with the terms of the Credit Agreement (provided such waiver or cure occurs prior to the date on which the Administrative Agent directs acceleration of amounts owed under the Credit Agreement in accordance with the terms thereof unless such acceleration is rescinded). Until it receives a Notice of Exclusive Control, the Collateral Administrator shall be entitled, subject to the restrictions in Paragraph 6 resulting from the effectiveness of a BBD Notice, to continue to act on such Entitlement Orders or Instructions concerning the Collateral Accounts that it reasonably believes to be from the Borrower or the Investment Adviser as are delivered in form reasonably satisfactory to the Collateral Administrator. At the request of the Borrower, the Administrative Agent shall promptly rescind any BBD Notice not less than one Business Day following any waiver by the Administrative Agent or cure by the Borrower of the related Borrowing Base Deficiency in accordance with the terms of the Credit Agreement.
(d)    Subordination of Lien; Waiver of Set-Off. The parties agree that any security interest in or Lien on, or right of set-off with respect to, any of the Assets or any other property credited to any Collateral Account that the Collateral Administrator may now or in the future have is hereby subordinated to the security interest of the Administrative Agent under this Agreement, except to the extent of (i) checks or other credits to a Collateral Account that are subsequently reversed and (ii) any unpaid fees, charges, expenses and other amounts not described in clause (i) above, to the extent that such fees, charges, expenses and other amounts are reasonable and documented, owed to the Collateral Administrator and incurred in connection with the performance of its duties hereunder and the maintenance and operation of the Collateral Accounts, for which the Collateral Administrator shall have a prior claim to that of the Administrative Agent in the cash in the Cash Collateral Account (any such security interest, Lien or right of set-off described in clauses (i) or (ii), a “Permitted Collateral Administrator Lien”).
(e)    Segregation of Assets. With respect to the Securities Collateral Account, the Collateral Administrator, in its capacity as Intermediary, shall segregate and separately account on its books and records for all Assets held for Borrower as Entitlement Holder and the Administrative Agent as secured party. The Collateral Administrator, in its capacity as Intermediary, shall maintain and safekeep all Assets held for Borrower as Entitlement Holder and the Administrative Agent as secured party until (i) the Collateral Administrator receives instructions to deliver or transfer such Assets pursuant to Paragraph 6 or a Notice of Exclusive Control or (ii) this Agreement is terminated.
(f)    Ownership of Assets. Borrower, Administrative Agent and Collateral Administrator agree that (i) all Assets held in the Collateral Accounts from time to time will be held by the Collateral Administrator, in its capacity as Intermediary, for Borrower as Entitlement Holder and Administrative Agent (as secured party), (ii) without limitation of Paragraph 4(c), if a Notice of Exclusive Control is in effect, Collateral Administrator, in its capacity as Intermediary, will take such actions with respect to the Collateral Accounts and any Assets therein as Administrative Agent shall direct in accordance with this Agreement and (iii) if a Notice of Exclusive Control is in effect, in no event shall any consent of Borrower or any other Person be required for the taking of any such action by Collateral Administrator.
5.    DELIVERY OF ASSETS; COLLECTION OF MONEY
(a)    Delivery of Assets. On or promptly following the date hereof, the Borrower shall Deliver or cause to be Delivered all Assets of the Borrower and shall deliver or cause to be delivered to the Collateral Administrator the related Required Collateral Documents. Promptly following the acquisition of any other Asset by the Borrower, the Borrower shall Deliver such Asset or cause such Asset to be Delivered and shall deliver or cause to be delivered the Required Collateral Documents related to such Assets to the Collateral Administrator.
(b)    Collection of Money Except as otherwise expressly provided herein, the Collateral Administrator may demand payment or delivery of, and shall receive all money and other property payable to or receivable on the Assets, in accordance with the terms and conditions of such Assets.
(c)    Deposit Account. All payments of cash to be credited to the Cash Collateral Account shall be in immediately available funds and effected either by transfer from an account maintained by the paying party at Collateral Administrator or by wire transfer through FRB to the Account designated in Schedule A.
(d)    Proxies, etc. If the Collateral Administrator shall receive any proxies, notices, reports or other communications relative to any of the Assets, the Collateral Administrator shall as soon as practicable transmit to the Administrative Agent and the Borrower, or notify the Administrative Agent and the Borrower of the receipt of, such proxies, notices, reports or other communications. Neither the Collateral Administrator nor its nominees or agents shall vote upon or in respect of any of the Assets, execute any form of proxy to vote thereon, or give any consent or take any action with respect thereto except upon the receipt of instructions relative thereto. Unless a Notice of Exclusive Control is in effect, the Borrower (or the Investment Adviser on its behalf) shall be entitled to administer the Assets and exercise any rights to vote or consent (or take such other action permitted under such proxies, notices, reports or other communications) and any other rights in respect of any of the Assets and to file and assert claims in respect of the Assets. If a Notice of Exclusive Control is in effect, only the Administrative Agent (and neither the Borrower nor the Investment Adviser on its behalf) shall be entitled to any rights to vote or consent (or take such other action permitted under such proxies, notices, reports or other communications) in respect of any of the Assets.
6.    PURCHASES, SALES AND TRANSFERS OF ASSETS
(a)    Borrower Transaction Representations and Warranties and Covenants. As of each date that Borrower acquires, sells, transfers, releases or otherwise disposes of any Asset, or commits to do any of the foregoing, (a “Transaction”), the Borrower hereby represents, warrants and agrees as follows (the “Borrower Transaction Certifications”):
(i)    in the case of any Transaction that is an acquisition or sale, transfer or other disposition, after giving effect to such Transaction (A) no Borrowing Base Deficiency will exist, and (B) no Default under the Credit Agreement would occur or be continuing, in each case based on the most recent Borrowing Base reported by the Administrative Agent;
(ii)    in the case of any acquisition of an Asset, (A) Borrower has, or will promptly, Deliver such Asset or cause such Asset to be Delivered and (B) the Borrower has received all consents and approvals required by the terms of such Asset for (1) the Delivery of the Borrower’s interest and rights in such Asset and (2) the pledge of such Asset to the Administrative Agent (except to the extent that such Asset is not “Collateral” as defined under the Security Agreement) and for any exercise of the Administrative Agent’s rights and remedies as a secured party (including under the Security Agreement);
(iii)    in the case of any sale, transfer or disposition of any Asset to any Affiliate of the Borrower (other than a distribution to Borrower Parent to the extent permitted under the Credit Agreement), the sale price (or other compensation received or paid) for such Asset is not less than the fair market value of such Asset on the date of such Transaction (determined on the same basis as the Current Market Price of such Asset was most recently determined) and the requirements with respect to such Transactions under the Credit Agreement and other Loan Documents have been satisfied; and

(iv)    in the case of any Transaction using the direct proceeds of any Loan, such proceeds are being used solely for Permitted Uses.
(b)    Receipt of Assets. The Collateral Administrator shall credit all proceeds of any Loan, all cash Delivered by Borrower or received in connection with any Asset (including any dividends, distributions or other cash Proceeds thereof) to the Cash Collateral Account. The Collateral Administrator shall credit all Assets of the Borrower constituting Investment Property or Financial Assets to the Securities Collateral Account.
(c)    Release of Cash. Unless a Notice of Exclusive Control is in effect or a BBD Notice is in effect, the Collateral Administrator shall make commercially reasonable efforts to release and deliver cash from the Cash Collateral Account (i) in connection with the payment of the purchase price of any Asset against Delivery of such Asset, (ii) as directed by the Borrower or the Investment Adviser to purchase Cash Equivalents to be credited to the Securities Collateral Account, (iii) to settle a spot foreign exchange transaction for Dollars, Canadian Dollars, Sterling or Euro in which all cash received is credited to the Cash Collateral Account, (iv) to the Administrative Agent or any Lender to pay any Obligation in accordance with the Credit Agreement (provided that the Collateral Administrator may release cash pursuant to this clause (iv) notwithstanding any BBD Notice) and (v) in an amount not to exceed the amount of Excess Cash stated in the most recent Daily Report, in all cases, upon written notice from the Borrower, (1) in which the Borrower certifies that no Borrowing Base Deficiency will exist and no Default under the Credit Agreement will occur or be continuing after giving effect to such release and delivery (2) stating the amount of cash to be released and delivered, (3) received by the Collateral Administrator and the Administrative Agent (x) for releases of cash greater than or equal to $10 million, prior to 11:00 a.m. on the Business Day prior to such release and delivery and (y) for releases of cash less than $10 million, prior to 11:00 a.m. on the same day of such release and delivery and (4) such funds will be used solely for Permitted Uses; provided that for all releases of cash, the Borrower shall observe all Delaware limited liability company formalities and otherwise comply with the Special Purpose Entity Requirements in all respects and in all cases, the Collateral Administrator’s responsibility shall be to make commercially reasonable efforts to effect any such release and delivery within the specified time frames. In the case of the purchase of any Collateral Asset, the release of cash from the Cash Collateral Account shall also be subject to the Collateral Administrator’s prior or simultaneous receipt of the Required Collateral Documents.
(d)    Release of Assets. Unless a Notice of Exclusive Control is in effect, the Collateral Administrator shall release and deliver from the Securities Collateral Account (i) any Collateral Asset as requested by Borrower or Investment Adviser against Delivery of either (x) the sale price, in cash, for such Asset or (y) a new Collateral Asset other than cash in exchange for such Collateral Asset and (ii) any Asset other than a Collateral Asset as requested by Borrower or Investment Adviser; provided that if a BBD Notice is in effect, any Asset that is not a Collateral Asset shall be released and delivered only against Delivery of the sale price, in cash, for such Asset.
(e)    Deliveries to Administrative Agent. Without limitation on Paragraph 4(c), upon receipt of a Notice of Exclusive Control from Administrative Agent, deliveries of Assets by

Collateral Administrator to the Administrative Agent pursuant to the delivery instructions in Schedule A shall be permitted under this Agreement until such time as such notice has been rescinded.
(f)    Release of Security Interest. Upon the sale of any Assets pursuant to Section 7.05 of the Credit Agreement, and release of any such Asset by the Collateral Administrator in accordance with the terms of this Agreement, the security interest of the Administrative Agent shall be released immediately and without further action by the Administrative Agent, the Collateral Administrator, the Borrower, any Lender or any other Person. Upon such release or any release of any Asset or any part thereof, the Administrative Agent and the Collateral Administrator shall, upon the reasonable request and at the sole cost and expense of the Borrower, assign, transfer and deliver to the Borrower, against receipt and without recourse to or warranty by the Administrative Agent or the Collateral Administrator except as to the fact that the Administrative Agent or the Collateral Administrator has not encumbered the released Assets, such of the Assets or any part thereof to be released as may be in possession of the Administrative Agent or the Collateral Administrator and as shall not have been sold or otherwise applied pursuant to the terms hereof or the Loan Documents, and, with respect to any other Asset, proper documents and instruments acknowledging the termination hereof or the release of such Asset, as the case may be.
(g)    Deemed Borrower Transaction Certifications. Each trade confirmation, Entitlement Order, or Instruction concerning the Collateral Accounts provided to the Collateral Administrator by the Borrower or the Investment Adviser with respect to any Transaction, including any Transaction described in this Paragraph 6, shall be deemed to be such a certification by the Borrower that the Borrower Transaction Certifications are true with respect to such Transaction.
7.    REPORTING, ELIGIBILITY AND VALUATION OF COLLATERAL ASSETS
(a)    Eligible Collateral Asset Information. Promptly upon (x) the Borrower’s acquisition or commitment to acquire any Collateral Asset that Borrower seeks to treat as an Eligible Collateral Asset and (y) becoming aware of any change in any of the following with respect to any Collateral Asset that is currently reported as an Eligible Collateral Asset hereunder, Borrower or Investment Adviser shall provide the following information (the “Eligible Collateral Asset Information”), or notice of the change thereto, to the Administrative Agent, and upon acquisition or commitment to acquire, shall certify to the Collateral Administrator and the Administrative Agent, upon which certification the Collateral Administrator and the Administrative Agent may conclusively rely, that such Collateral Asset meets the Eligibility Criteria and the Portfolio Criteria and qualifies for treatment as an Eligible Collateral Asset; provided that the Collateral Administrator shall assist the Borrower, the Investment Adviser and the Administrative Agent in connection with monitoring the Collateral Assets solely by maintaining a database of certain characteristics of the Eligible Collateral Asset Information on an ongoing basis, and in providing to the Borrower, the Investment Adviser and the Administrative Agent certain reports, schedules and calculations (in each case in such form and content, and in such detail, as may be mutually agreed upon by the Borrower, the Investment Adviser, the Administrative Agent and the Collateral Administrator from time to time or as may be required by this Agreement), based upon information and data received from the Borrower and/or the Investment Adviser (in addition to certain information that may be received from the Collateral Administrator in respect of Collateral Assets and cash balances in

Collateral Accounts), which reports, schedules and calculations the Borrower or the Investment Adviser on its behalf, is required to prepare and deliver or perform (or which are necessary to be performed in order that certain reports, schedules and calculations can be performed as required) under this Agreement:
(i)    whether such Collateral Asset is a First Lien Bank Loan, Second Lien Bank Loan, Senior Secured Bond, Senior Unsecured Bond, Senior Subordinated Bond or Subordinated Bond;
(ii)    whether such Collateral Asset is a Structured Finance Security, DIP Loan, Current Pay Obligation, Defaulted Obligation or Special Situation Asset and whether such Collateral Asset is subject to a Distressed Exchange Offer;
(iii)    the currency, principal balance, annual interest rate, maturity and issuer of such Collateral Asset (provided that the Borrower and the Investment Adviser shall not be required to report changes in the principal balance relating solely to scheduled payments);
(iv)    the original and then-current aggregate loan facility amount or bond issue amount, as applicable, corresponding to such Collateral Asset (provided that the Borrower and the Investment Adviser shall not be required to report changes in the then-current principal balance relating solely to scheduled or permitted payments and prepayments by the obligor of such Collateral Asset);
(v)    the current rating of the Collateral Asset and its obligor, as applicable, by Moody’s and S&P, if any;
(vi)    the domicile of the obligor of such Collateral Asset;
(vii)    whether Borrower’s interest in such Collateral Asset is evidenced by a Certificated Security (other than a Clearing Corporation Security), promissory note or other Instrument, and if so, whether such Certificated Security, promissory note or other Instrument has been delivered (and whether such accompanying instruments of transfer is endorsed in blank) to the Collateral Administrator; and
(viii)    such other information as the Borrower, the Collateral Administrator or the Administrative Agent reasonably may from time to time advise the Borrower or the Collateral Administrator is necessary or desirable to determine whether such Collateral Asset is an Eligible Collateral Asset or compliance with the Portfolio Criteria.
(b)    Daily Report; Certain Documents. The Collateral Administrator shall deliver to the Administrative Agent and the Borrower, and the Calculation Agent on behalf of the Administrative Agent shall deliver to each of the Lenders, a Daily Report, determined as of the close of business on the immediately preceding Business Day regarding the Collateral Assets. Subject to Paragraphs 7(a) and 7(c), each item in the Daily Report shall be reported by the Collateral Administrator, based upon the Eligible Collateral Asset Information provided to it by the Borrower or Investment Adviser, upon which the Collateral Administrator may conclusively rely. Borrower

(or Investment Adviser on its behalf) shall provide to the Administrative Agent copies of all Required Collateral Documents and Trade Notices when such documents are delivered to the Collateral Administrator. For the avoidance of doubt, the Collateral Administrator shall not be required to determine whether any specific Collateral Asset is an Eligible Collateral Asset, or whether any item of Collateral or the Collateral as a whole satisfies the Eligibility Criteria or the Portfolio Criteria, or whether the documents delivered to it with respect to any specific Collateral Asset comprise all of the related Required Collateral Documents and/or Trade Notices, but shall rely upon the certifications of the Borrower or Investment Advisor, and upon the determinations of the Administrative Agent, who, upon receipt of the Daily Report, shall notify the other parties whether any Collateral Asset does or does not satisfy the Eligibility Criteria.
(c)    Errors; Omissions; Disputes. The Borrower, Collateral Administrator and the Administrative Agent shall each provide notice to the other parties hereto promptly following the discovery (including, in the case of the Borrower, the discovery by the Investment Adviser) of any error or omission with respect to any Eligible Collateral Asset Information.
The Administrative Agent or the Borrower may at any time dispute any Eligible Collateral Asset Information (or any component thereof or other matter relating to whether a Collateral Asset is an Eligible Collateral Asset), any item in the Daily Report (or component thereof) or the determination as to compliance with any of the Portfolio Criteria, in each case, excluding the Current Market Price with respect to any Collateral Asset, by delivering a Collateral Dispute Notice to the Collateral Administrator and, as applicable, the Administrative Agent or the Borrower. Upon delivery of any Collateral Dispute Notice, the Borrower, the Collateral Administrator and the Administrative Agent shall promptly consult each other regarding the information or determination so disputed. In the case of a Collateral Dispute Notice delivered by the Administrative Agent, the corrected information or determination in such Collateral Dispute Notice shall control (and be used for all calculations and other purposes under the Credit Agreement and the Collateral Administration Agreement) until such time as the Borrower, the Collateral Administrator and the Administrative Agent agree in writing that such dispute has been resolved or the Administrative Agent withdraws in writing such Collateral Dispute Notice. In the case of a Collateral Dispute Notice delivered by the Borrower, the corrected information shall not control for any purpose under this Agreement or the Credit Agreement until such time as the Collateral Administrator and the Administrative Agent agree in writing that it does.
The Administrative Agent or the Borrower may dispute any Current Market Price as provided in the definition of Current Market Price by delivering a Collateral Dispute Notice to the other party and the Collateral Administrator, and any such dispute will be resolved and have the effect described in the definition of Current Market Price.
(d)    Inspection of Books and Records. Each of the Borrower and the Administrative Agent shall have the right, at its own expense and with reasonable prior written notice to the Collateral Administrator, to inspect the Collateral Administrator’s books and records directly relating to the Collateral Accounts during normal business hours or to designate an accountant to make such inspection.

(e)    Tax Obligations. The Borrower shall be liable for all taxes, assessments, duties and other governmental charges, including interest and penalties, with respect to any cash and Financial Assets held on behalf of the Borrower and any transaction related thereto. To the extent that the Investment Adviser has received relevant and necessary information with respect to the Collateral Accounts, the Investment Adviser shall perform the following services with respect to tax obligations, as directed by the Borrower (or the Investment Adviser on behalf of the Borrower):
(i)    The Investment Adviser shall, upon receipt of sufficient information, file claims for exemptions or refunds with respect to withheld taxes in instances in which such claims are appropriate;
(ii)    The Investment Adviser shall withhold appropriate amounts, as required by applicable tax laws, with respect to amounts received upon receipt of instructions; and
(iii)    The Investment Adviser shall provide to the Borrower such information received by the Investment Adviser that could, in the Investment Adviser’s reasonable belief, assist the Borrower or its designee in the submission of any reports or returns with respect to tax obligations. An Authorized Person shall inform the Investment Adviser in writing as to which party or parties shall receive information from the Investment Adviser.
Neither the Investment Adviser nor the Collateral Administrator shall be responsible for determining whether tax obligations exist in respect of the Borrower and the assets held in the Collateral Accounts.
8.    COLLATERAL ADMINISTRATOR FEE
Borrower shall pay Collateral Administrator’s fees for services provided pursuant to this Agreement in the amount and at the times separately agreed between the Collateral Administrator and the Borrower. In the event that the Borrower fails to pay the Collateral Administrator’s fees within ninety days of such fees becoming due and payable, the Collateral Administrator will notify the Administrative Agent of such failure.
9.    CONCERNING THE COLLATERAL ADMINISTRATOR
(a)    Delay in Receiving Cash or Assets. Collateral Administrator shall not be liable for any expense, loss, claim, or damage (including counsel fees) that the Administrative Agent, Borrower, or any third party may suffer by reason of any delay Administrative Agent, Borrower, or Collateral Administrator may experience in obtaining cash or Assets from, or by reason of any action or omission to act on the part of, any depository, clearing agent, transfer agent, issuer, securities broker or dealer, third party, clearing corporation, or FRB securities wire transfer system, or in obtaining cash from any bank, including FRB, clearing agent, or third party, except to the extent Collateral Administrator, in good faith, has constituted such person its agent as otherwise provided herein. Collateral Administrator shall promptly notify Borrower and Administrative Agent of any such delay.

(b)    Forgery; False Data. Collateral Administrator shall not be liable for any expenses, loss, claim, or damage (including counsel fees) that the Administrative Agent, Borrower, or any third party may suffer by reason of an Authorized Person not being duly authorized to give any such instruction, or forgery or wrongful alteration of instructions or any other written instrument or the inaccuracy, incompleteness, or falsity of data transmitted by computer tape or terminal or other computer facilities, if Collateral Administrator, in each case, in good faith reasonably believes that such instructions, instrument or data was for the account or benefit of Administrative Agent or Borrower, as the case may be, or that the writing was signed, or the data was transmitted, by an Authorized Person.
(c)    No Duty of Inquiry. Without limiting the generality of the foregoing. Collateral Administrator shall be under no obligation to inquire into, and shall not be liable or responsible for:
(i)    the title, validity or genuineness of any Asset or document;
(ii)    the legality of the delivery or transfer of any Asset;
(iii)    the due authority of any Authorized Person to act on behalf of Administrative Agent or Borrower with respect to cash or Assets held in the Collateral Accounts;
(iv)    the due authority of the Borrower to purchase or hold any Asset delivered to Collateral Administrator pursuant to this Agreement;
(v)    the completeness of any Required Collateral Documents delivered to it; or
(vi)    any Eligible Collateral Asset Information furnished to it by the Borrower or Investment Adviser, as the case may be.
(d)    Limitation of Liability.
(i)    Collateral Administrator shall perform its duties with reasonable care and shall be deemed to have exercised reasonable care if it (A) takes such action for that purpose as the Borrower (or the Investment Adviser on its behalf) or, if a Notice of Exclusive Control is in effect, the Administrative Agent, shall reasonably request in writing and not in violation of this Agreement; or (B) in the absence of specific instruction from the Borrower (or the Investment Adviser on its behalf) or, if a Notice of Exclusive Control is in effect, the Administrative Agent, exercises at least the same degree of care as it would exercise with respect to a like transaction in which it alone is interested. Collateral Administrator shall be liable for the loss of Assets while in the possession or under the control of the Collateral Administrator only in the event that such loss has resulted from the gross negligence, bad faith or willful misconduct of Collateral Administrator. The Collateral Administrator shall not be liable for delays, errors or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply or other impossibility of performance.

(ii)    The duties of Collateral Administrator are only such as are herein specifically provided, being purely ministerial in nature as herein provided, and so long as Collateral Administrator acts in good faith and reasonably believes it is acting in accordance with the terms of this Agreement, it shall incur no liability whatsoever, except for gross negligence, bad faith or willful misconduct on its part. Collateral Administrator shall be under no responsibility to take any action in respect of any of the items deposited with it other than the actions, expenses or liabilities otherwise required to be taken or incurred by the terms of this Agreement and to faithfully follow the instructions herein contained or provided for. It shall not be required to institute or defend any legal proceedings in respect of the subject matter of this Agreement unless requested to do so by any of the other parties hereto and indemnified pursuant to the terms of this Agreement against the cost and expense of such defense; provided, however, that Borrower hereby covenants to indemnify Collateral Administrator for, and to hold it harmless against, any loss, liability or expense incurred by Collateral Administrator without gross negligence, bad faith or willful misconduct on its part with respect to any such legal proceedings arising out of transactions related to or entered into pursuant to or in connection with this Agreement. Collateral Administrator shall be fully protected in acting in accordance with any written instructions given to it hereunder by any of the other parties hereto in accordance with the provisions hereof and reasonably believed by it in good faith to have been signed by such party or parties.
(e)    No Adverse Interest of the Collateral Administrator.
By execution of this Agreement, the Collateral Administrator represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Asset, and hereby waives and releases any such interest which it may have in any Asset as of the date hereof.
10.    INDEMNIFICATION
(a)    Borrower Indemnity. Borrower shall indemnify Collateral Administrator and its directors, employees, agents, and affiliated persons (“Indemnified Parties”) against, and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (including the reasonable and documented fees, charges and out-of-pocket disbursements of any legal counsel for any Indemnified Party), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including Borrower or any other party to the Loan Documents ) other than such Indemnified Party arising out of, in connection with, or as a result of: (A) the execution or delivery of this Agreement, any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, the administration of this Agreement; or (B) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other party to the Loan Documents, and regardless of whether any Indemnified Party is a party thereto, provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses: are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party or any related party for whose conduct such Indemnified Party is responsible.
11.    CONTINUING DISPUTES
In the event of any dispute between or conflicting claims by Administrative Agent and Borrower and any other person with respect to cash or Assets or any matter covered by this Agreement, Collateral Administrator shall promptly notify Borrower and Administrative Agent and shall comply with the Entitlement Order or instructions of the Administrative Agent relating to such matter.
12.    TERMINATION
The Collateral Administrator’s obligations under this Agreement may be terminated (i) by the Collateral Administrator giving the Administrative Agent and the Borrower at least 90 days prior written notice of such termination, (ii) if the Collateral Administrator or any Subagent is not an Eligible Institution, by the Administrative Agent giving the other parties hereto at least 90 days prior written notice of such termination, and (iii) by the Borrower and the Administrative Agent giving joint written notice to the Collateral Administrator of such termination. Any such written notice will specify the effective date of such termination (the “Termination Date”). Upon its receipt (or delivery) of any notice of termination, the Borrower, (or if a Notice of Exclusive Control is in effect, Administrative Agent) shall endeavor to appoint a successor Collateral Administrator and (ii) direct the Collateral Administrator to deliver the Delivered Assets to the successor Collateral Administrator on or prior to the Termination Date. Any appointment of a successor Collateral Administrator by the Borrower shall be effective only if the Administrative Agent has consented thereto in writing (such consent not to be unreasonably delayed or withheld).
In the event a successor Collateral Administrator is not appointed by the Borrower or the Administrative Agent, as applicable prior to the Termination Date, Collateral Administrator shall continue to hold the Delivered Assets until (i) otherwise directed by Borrower if the Administrative Agent has confirmed in writing that all Obligations (other than unasserted contingent obligations that survive the termination of the Credit Agreement) have been irrevocably repaid, satisfied and discharged in full and all Aggregate Commitments have been terminated or (ii) otherwise directed by the Administrative Agent if a Notice of Exclusive Control is in effect and, in each case, thereupon the Collateral Administrator shall be discharged from any obligations or liabilities arising after the date of such transfer. Upon appointment of a successor Collateral Administrator upon termination of this Agreement, the Collateral Administrator shall transfer all securities and other Delivered Assets to the successor Collateral Administrator physically or in the appropriate book-entry system, and thereupon the Collateral Administrator shall be discharged from any obligations or liabilities arising after the date of such transfer.
13.    MISCELLANEOUS
(a)    Authorized Personnel. Schedule A contains the names and titles of those individuals authorized to act on behalf of Administrative Agent and on behalf of the Borrower for the purposes for which each is authorized (each, an “Authorized Person” for the relevant entity). It is understood that certain designated persons may be Authorized Persons for limited purposes set forth in such lists. The parties hereto each agree to furnish to the other a written notice in the event that any such authorized individual ceases to be authorized or in the event that other or additional authorized individuals are appointed and authorized. Upon receipt and acknowledgement of a notice from any party hereto that an individual is no longer an Authorized Person for such party, Collateral Administrator shall cease accepting instructions from such person as soon as practicable thereafter, but in no event later than one Business Day after such receipt and acknowledgment.
(b)    Funds Transfers.
(i)    Account Identification. In receiving funds transfers for Administrative Agent or Borrower, Collateral Administrator may rely solely on the account number or identifying number on the funds transfer to identify the funds transfer as received for Administrative Agent or Borrower. Collateral Administrator shall rely solely on the account number specified on Schedule A in making a funds transfer to Administrative Agent. Similarly, when Administrative Agent sends a payment order identifying an intermediary bank (a bank other than the Collateral Administrator’s or Administrative Agent’s originating bank) or a recipient bank for Collateral Administrator with an identifying number, the Collateral Administrator does not have to determine if the identifying number corresponds to the bank name provided by Administrative Agent.
(ii)    Transfer Procedure. Pursuant to UCC Article 4A, Collateral Administrator and Administrative Agent have determined and agreed the Facsimile/Designated Account/Call Back Service is a commercially reasonable security procedure for Administrative Agent’s funds transfer requirement. Collateral Administrator will accept a facsimile from Administrative Agent’s Authorized Person indicating the dollar amount to be transferred to the account designated on Schedule A. Collateral Administrator will confirm the facsimile funds transfer request with an Authorized Person designated on Schedule A as authorized to confirm funds transfer instructions. The Authorized Person issuing the facsimile instruction and the Authorized Person confirming the instruction may not be the same person. Collateral Administrator will follow this procedure for all funds transfers unless Collateral Administrator otherwise elects to effect funds transfers upon written notice to Administrative Agent.
(c)    Notices. Any notice authorized or required by this Agreement shall be sufficiently given if addressed to the receiving party and hand delivered or sent by mail, electronic mail or facsimile machine to the individuals at the addresses specified herein or to such other person or persons as the receiving party may from time to time designate to the other parties in writing. Such notice shall be effective upon receipt or such later time as provided in this Agreement.

(i)    TO BORROWER:
Barings BDC Senior Funding I, LLC
300 South Tryon Street, Suite 2500
Charlotte, NC 28202

Attention: Jon Bock and Chris Cary
Telephone: +19804175831(Bock); +19804175830 (Cary)
Electronic Mail: jonathan.bock@barings.com and chris.cary@barings.com with a copy to:
Barings LLC
1500 Main Street, Suite 2800
Springfield, MA 01115
Attention: Andrew Gould
Email: Andrew.Gould@barings.com
(ii)    TO ADMINISTRATIVE AGENT

Bank of America, N.A.
Street Address: 555 California Street, 4th Floor
Mail Code: CA5-705-04-09
San Francisco, CA 94104
Attention: Linda Mackey
Telephone: (415) 436-3102
Electronic Mail: linda.z.mackey@baml.com
(iii)     TO COLLATERAL ADMINISTRATOR

State Street Bank and Trust Company
1 Iron Street
Boston, MA 02210
Attention: Structured Trust and Analytics
Ref: Barings BDC Senior Funding I, LLC
Facsimile No.: (617) 937-4358
(d)    Amendments. Except as otherwise expressly provided hereunder, this Agreement may not be amended or modified in any manner except by a written agreement executed by an Authorized Person of each of the parties hereto. No waiver or acceptance of performance other than as provided herein on the part of any party shall constitute a waiver or acceptance of such performance in the future.
(e)    Binding Agreement; Successors and Assigns; Conflicts with Other Agreements. This Agreement, together with the annexes, schedules and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written agreements concerning the same. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns (including any trustees, conservators or other officers of the court in any bankruptcy or insolvency proceeding). This Agreement shall inure to the benefit of the successors and assigns of the parties hereto. The Administrative Agent may assign its rights hereunder, with prior written notice to the Collateral Administrator. Neither the Borrower nor the Collateral

Administrator shall assign this Agreement or delegate its rights or duties hereunder or any portion hereof without the prior written consent of the Administrative Agent. This Agreement shall inure to the benefit of the successors and assigns of the parties hereto.
(f)    Borrower Compliance. In no event shall Collateral Administrator have any duty to determine whether the Assets held or disposed by it in accordance with this Agreement comply with any statutory or regulatory requirements of any jurisdiction or governmental body or, except as expressly provided herein, any rules governing investments of the Borrower.
(g)    Survival. All releases and indemnifications provided in this Agreement shall survive the termination or assignment of this Agreement.
(h)    APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE “SECURITIES INTERMEDIARY’S JURISDICTION” AND THE “BANK’S JURISDICTION” SHALL BE THE STATE OF NEW YORK, AND, ACCORDINGLY, THE PARTIES’ RIGHTS AND OBLIGATIONS CONCERNING THE COLLATERAL ACCOUNTS AND ALL CASH AND FINANCIAL ASSETS CREDITED THERETO AND CASH THEREIN SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK
(i)    Heading and References. The headings and captions in this Agreement are for reference only and shall not affect the construction or interpretation of any of its provisions. Except as expressly provided herein, all references to Paragraphs, Subparagraphs, and Schedules refer to Paragraphs, Subparagraphs, and Schedules of this Agreement.
(j)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic mail or other electronic imaging means (e.g. “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.
(k)    WAIVER OF TRIAL BY JURY. THE PARTIES MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT OF ANY TRANSACTION REFERRED TO HEREIN.
(l)    Merger or Consolidation of the Collateral Administrator. Any Person into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any Person succeeding to all or substantially all of the structured trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
(m)    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(n)    Non-Recourse Obligations; No Petition. (i)    Each party hereto covenants and agrees that the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower, payable solely from the Collateral in accordance with the terms of the Loan Documents, and, following realization of the Collateral, any claims of any party hereto and all obligations of the Borrower shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of, or payable under, this Agreement against the Investment Adviser, the Investment Sub-Adviser, the Investment Adviser Parent, the Borrower Parent or any member, shareholder, unitholder, owner, employee, officer, director, trustee, manager, advisor, agent or incorporator or organizer of the Borrower, or their respective successors or assigns. It is understood that the foregoing provisions of this Paragraph 13(n) shall not (x) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral, (y) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement or the Credit Agreement until the Collateral has been realized in full, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive or (z) limit or prejudice the rights or remedies of the Administrative Agent or any Lender with respect to (1) any obligation of any Person other than the Borrower under the Loan Documents or (2) any claim against any Affiliate of the Borrower under any Loan Document or otherwise or the rights of the Lenders in respect of any fraud, willful misconduct or bad faith. The provisions of this Paragraph 13(n) shall survive the termination of this Agreement.
(ii) Each of the parties hereto (other than the Borrower) covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the payment in full of all Obligations, no party hereto shall institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.
(o)    Appointment and Authority of Investment Adviser. Subject to the terms and conditions of the Investment Management Agreement, the Borrower hereby appoints the Investment Adviser to act on its behalf hereunder and authorizes the Investment Adviser to take such actions on its behalf and to exercise such powers as are delegated to the Borrower by the terms hereof, together with such actions and powers as are reasonably incidental thereto, and each party hereto acknowledges and accepts such appointment and authorization. The provisions of this Paragraph 13(o) are solely for the benefit of the Investment Adviser and the Borrower and no other Person shall have any rights as third party beneficiary of any such provisions.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized.

ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A.

By: /s/ Liliana Claar

Liliana Claar, Vice President
(Print Name and Title)

BORROWER

BARINGS BDC SENIOR FUNDING I, LLC
BY: BARINGS LLC AS INVESTMENT ADVISER

By: /s/ Scott E. Chappell

Scott E. Chappell, Managing Director
(Print Name and Title)

COLLATERAL ADMINISTRATOR

STATE STREET BANK AND TRUST COMPANY

By: /s/ Wing Ng

Wing Ng, Assistant Vice President
(Print Name and Title)